Exhibit 5.01

300 North LaSalle Street Chicago, Illinois 60654

(312) 862-2000	Facsimile: (312) 862-2200

www.kirkland.com

December 20, 2011

Visteon Corporation

    and the Guarantors set forth on Exhibits A and B

One Village Center Drive

Van Buren Township, MI 48111

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We are acting as special counsel to Visteon Corporation, a Delaware corporation (the “Company”), the Delaware entities set forth on Exhibit A hereto (the “Delaware Guarantors”) and the Michigan entities set forth on Exhibit B hereto (the “Michigan Guarantors,” and together with the Delaware Guarantors, the “Guarantors”). The Guarantors and the Company are collectively referred to herein as the “Registrants.” This opinion letter is being delivered in connection with the preparation of the Registration Statement on Form S-3 (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on or about December 20, 2011 under the Securities Act of 1933, as amended (the “Securities Act”), by the Registrants. The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act, of an unspecified amount of the following securities: (i) shares of common stock, par value $0.01 per share, of the Company (“Common Stock”); (ii) one or more series of preferred stock, par value $0.01 per share, of the Company (“Preferred Stock”); (iii) one or more series of senior or subordinated debt securities of the Company, which may be guaranteed by one or more of the Company or the Co-Registrants (“Debt Securities”); (iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities (“Warrants”); (v) shares of Preferred Stock represented by depositary shares, each of which will represent a fractional share or multiple shares of Preferred Stock (“Depositary Shares”); (vi) stock purchase units (“Stock Purchase Units”); and (vii) stock purchase contracts obligating holders to purchase Common Stock at a future date or dates (“Stock Purchase Contracts” and together with the Common Stock, Preferred Stock, Debt Securities, Warrants, Depositary Shares and Stock Purchase Units, “Securities”).

You have advised us that: (i) the Debt Securities will be issued under the indenture filed as an exhibit to the Registration Statement (the “Indenture”), by and between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (together with any successor trustee, the “Trustee”), dated December 20, 2011; (ii) the Common Stock and the Preferred Stock will be issued under

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December 20, 2011

one or more rights agreements by and between the Company and a financial institution named therein as the rights agent (each, a “Rights Agent”), in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein (each, a “Rights Agreement”); (iii) the Warrants will be issued under one or more warrant agreements by and between the Company and a financial institution named therein as the warrant agent (each, a “Warrant Agent”), in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein (each, a “Warrant Agreement”); (iv) the Depositary Shares will be issued under one or more deposit agreements by and between the Company and a financial institution named therein as the depositary (each, a “Depositary”), in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein (each, a “Deposit Agreement”); (v) the Stock Purchase Units will be issued under a stock purchase unit agreement by and between the Company and the other parties named therein, in a form that will be filed as an exhibit to a post-effective amendment to the Registration Statement or incorporated by reference therein (each, a “Stock Purchase Unit Agreement”); and (vi) the Stock Purchase Contracts will be issued under a stock purchase contract by and between the Company and the other parties named therein, in a form that will be filed as an exhibit to a post- effective amendment to the Registration Statement or incorporated by reference therein (each, a “Stock Purchase Contract”). Each Rights Agreement, Warrant Agreement, Deposit Agreement, Stock Purchase Unit Agreement and Stock Purchase Contract as well as the Indenture shall be referred to herein as a “Governing Document”). Each Rights Agent, Warrant Agent, Depositary, counterparty to a Stock Purchase Unit Agreement or a Stock Purchase Contract and the Trustee shall be referred to herein as a “Governing Document Counterparty”).

In connection with the registration of the Securities, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the organizational documents of the Registrants, (ii) minutes and records of the corporate proceedings of the Registrants and (iii) the Registration Statement and the exhibits thereto.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Registrants and the due authorization, execution and delivery of all documents by the parties thereto other than the Registrants. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of the officers and other representatives of the Registrants.

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December 20, 2011

We have also assumed that:

(i) the Registration Statement will have become effective and comply with all applicable laws;

(ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement;

(iii) a prospectus supplement or term sheet (“Prospectus Supplement”) will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws;

(iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement;

(v) the Securities will be issued and sold in the form and containing the terms set forth in the Registration Statement, the appropriate Prospectus Supplement and the relevant Governing Document;

(vi) the Securities offered as well as the terms of the applicable Governing Document, as executed and delivered, do not violate any law applicable to applicable Registrant or result in a default under or breach of any agreement or instrument binding upon the applicable Registrant;

(vii) the applicable Registrant will have obtained any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities necessary to issue and sell the Securities being offered and to execute and deliver the applicable Governing Document;

(viii) the Securities offered as well as the terms of the applicable Governing Document, as executed and delivered, comply with all requirements and restrictions, if any, applicable to the applicable Registrant, whether imposed by any court or governmental or regulatory body having jurisdiction over the applicable Registrant;

(ix) a definitive purchase, underwriting, or similar agreement (each, a “Purchase Agreement”) with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and

(x) any Securities issuable upon conversion, exchange, or exercise of any Security being offered or issued will be duly authorized, created, and, if appropriate, reserved for issuance upon such conversion, exchange, or exercise.

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December 20, 2011

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

1. When, as and if (a) the terms of any particular series of Debt Securities have been duly authorized and duly established in accordance with the Indenture and applicable law; (b) the appropriate corporate or organizational action has been taken to authorize the form, terms, execution and delivery of such Debt Securities (and any required amendment or supplement to the Indenture); and (c) the applicable Debt Securities have been duly executed, attested, issued and delivered by duly authorized officers against payment in accordance with such authorization, the Indenture, the applicable Purchase Agreement and applicable law and authenticated by the Trustee, such Debt Securities (including any Debt Securities duly executed and delivered (i) upon the exchange or conversion of Debt Securities that are exchangeable or convertible into another series of Debt Securities; or (ii) upon the exercise of Warrants pursuant to the terms thereof that are exercisable for the purchase of Debt Securities) will constitute valid and binding obligations of the Company and, as applicable, any Co-Registrant delivering a guarantee, enforceable against the Company in accordance with their terms.

2. When, as and if (a) the terms of the issuance and sale of the Common Stock, including Common Stock to be issued upon conversion, exchange or exercise of any other Security in accordance with its terms, have been duly authorized by the Company; (b) the certificates (if required) evidencing such shares of Common Stock have been duly executed, authenticated (if required) and delivered; and (c) the Common Stock has been issued and sold against payment of the agreed consideration therefor in the manner contemplated by the Registration Statement, the prospectus and the applicable prospectus supplement or term sheet relating thereto, the Common Stock will be validly issued, fully paid and non-assessable.

3. When, as and if (a) the terms of the Preferred Stock, and of its issuance and sale, have been duly authorized by the Company and duly established in conformity with the Company’s Articles of Incorporation and By-Laws; (b) a Certificate of Amendment of the Company’s Articles of Incorporation or a Certificate of Designation or Statement with Respect to Shares, in either case fixing and determining the terms of the Preferred Stock, has been duly filed with the Secretary of State of the State of Delaware, and upon payment in full of any filing fees attendant thereto; (c) the certificates evidencing such shares of Preferred Stock have been duly executed, authenticated (if required) and delivered; and (d) the Preferred Stock has been issued and sold against payment of the agreed consideration therefor in the manner contemplated by the Registration Statement, the prospectus and the applicable prospectus supplement or term sheet relating thereto, the Preferred Stock will be validly issued, fully paid, and non-assessable.

4. When, as and if (a) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of the Warrant Agreement (including a form of certificate evidencing the Warrants); (b) Warrants with such terms have been duly executed, attested, issued and delivered by duly authorized officers of the Company against payment in accordance with such authorization, the applicable Purchase Agreement and applicable law; and (c) the Securities issuable upon exercise of such Warrants have been duly authorized and reserved for issuance by all necessary corporate or organizational action and, in the case of Warrants to purchase Debt Securities, when the terms of such Debt Securities have

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been duly authorized and duly established in accordance with the terms of the Indenture, applicable law and the appropriate corporate or organizational action and, in the case of Warrants to purchase Common Stock or Preferred Stock, that the exercise price of such Warrants consists of legal consideration in excess of the par value of such securities, such Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5. When, as and if (a) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of the Deposit Agreement (including a form of certificate evidencing the Depositary Shares), (b) the Depositary Shares with such terms have been duly executed, attested, issued and delivered by duly authorized officers of the Company against payment in accordance with such authorization and the applicable Purchase Agreement, and (c) the underlying Preferred Stock has been duly authorized, validly issued, fully paid and duly deposited with the Depositary, such Depositary Shares will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6. When, as and if (a) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of the Stock Purchase Unit Agreement (including a form of certificate evidencing the Stock Purchase Units), (b) the Stock Purchase Units with such terms have been duly executed, attested, issued and delivered by duly authorized officers of the Company against payment in accordance with such authorization and the applicable Purchase Agreement, and (c) the underlying Common Stock has been duly authorized and reserved for issuance by all necessary corporate action, such Stock Purchase Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7. When, as and if (a) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of the Stock Purchase Contract (including a form of certificate evidencing the Stock Purchase Contracts), (b) the Stock Purchase Contracts with such terms have been duly executed, attested, issued and delivered by duly authorized officers of the Company against payment in accordance with such authorization and the applicable Purchase Agreement, and (c) the underlying Common Stock has been duly authorized and reserved for issuance by all necessary corporate action, such Stock Purchase Contracts will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally (including, without limitation, Sections 547 and 548 of the United States Bankruptcy Code and Article 10 of the New York Debtor and Creditor Law); (ii) general principles of equity (regardless of whether enforcement is considered

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in a proceeding in equity or at law); (iii) public policy considerations which may limit the rights of parties to obtain certain remedies; and (iv) any laws except the federal securities laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware constitution and reported judicial decisions interpreting these laws. For purposes of our opinion that the Securities will be binding obligations of the Michigan Guarantors, we have, without conducting any research or investigation with respect thereto, relied on the opinion of Michael Sharnas, Vice President and General Counsel of the Company for certain other matters under the laws of the State of Michigan. We have made no investigation of, and do not express or imply an opinion on, the laws of the State of Michigan.

We express no opinion with respect to the enforceability of (i) consents to, or restrictions upon, judicial relief or jurisdiction or venue; (ii) waivers of rights or defenses with respect to stay, extension or usury laws; (iii) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights; (iv) waivers of broadly or vaguely stated rights; (v) provisions for exclusivity, election or cumulation of rights or remedies; (vi) provisions authorizing or validating conclusive or discretionary determinations; (vii) grants of setoff rights; (viii) provisions to the effect that a guarantor is liable as a primary obligor, and not as a surety; (ix) provisions for the payment of attorneys’ fees where such payment is contrary to law or public policy; (x) proxies, powers and trusts; (xi) restrictions upon non-written modifications and waivers; (xii) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property; (xiii) any provision to the extent it requires any party to indemnify any other person against loss in obtaining the currency due following a court judgment in another currency; and (xiv) provisions for liquidated damages, default interest, late charges, monetary penalties, make- whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty. In addition, we express no opinion with respect to (i) whether acceleration of the Debt Securities may affect the collectibility of that portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon; (ii) compliance with laws relating to permissible rates of interest; or (iii) the creation, validity, perfection or priority of any security interest or lien.

To the extent that the obligations of a Registrant under any Governing Document may be dependent on such matters, we assume for purposes of this opinion that the applicable Governing Document Counterparty is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the applicable Governing Document Counterparty is duly qualified to engage in the activities contemplated by applicable Governing Document; that the applicable Governing Document has been duly authorized, executed and delivered by the applicable Governing Document Counterparty and constitutes the legally valid and binding obligations of such Governing Document Counterparty, enforceable against such Governing Document Counterparty in accordance with its terms; that the applicable Governing Document Counterparty is in compliance, generally and with respect to acting as trustee, warrant agent, depositary or other counterparty, as the case may be, under the applicable Governing Document,

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with all applicable laws and regulations; and that the applicable Governing Document Counterparty has the requisite organizational and legal power and authority to perform its obligations under the applicable Governing Document.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the sale of the Securities.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present federal securities laws, laws of the State of New York or the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise.

This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Very truly yours,

/s/ Kirkland & Ellis LLP

KIRKLAND & ELLIS LLP

Exhibit A

Delaware Entities

Visteon Electronics Corporation

Visteon European Holdings, Inc.

Visteon Global Treasury, Inc.

Visteon International Business Development, Inc.

Visteon International Holdings, Inc.

Visteon Systems, LLC

Exhibit B

Michigan Entities

VC Aviation Services, LLC

Visteon Global Technologies, Inc.